Exhibit 99.1

REVOCABLE PROXY
NSD BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 18, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of common stock of NSD Bancorp, Inc., (the “Corporation”) hereby constitutes and appoints William R. Bairel, Grant A. Colton, Jr. and Lawrence R. Gaus, and each or any of them, my (our) true attorney-in-fact and proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all shares of common stock of the Corporation that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Corporation to be held in the Ballroom of the Holiday Inn, 4859 McKnight Road, Pittsburgh, Pennsylvania 15237, on February 18, 2005 commencing at 10:00 a.m. prevailing time, and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified herein and as indicated upon the matters described in the proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED HEREON, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

     This appointment of proxy confers certain discretionary authority described in the proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting (or if one shall be present, then that one), may exercise all the powers hereunder.

Please be sure to sign and date this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above	Date

NSD Bancorp, Inc.
Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated January 18, 2005

Please mark votes as in this example ☑

1.	Approval and adoption of the Agreement and Plan of Merger dated as of October 14, 2004 between F.N.B Corporation and NSD Bancorp, Inc. and approval and adoption of the merger and other transactions contemplated by the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors recommends a vote FOR this proposal

2.	Grant discretionary authority to adjourn our special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of our special meeting to approve and adopt Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

     The Board of Directors recommends a vote FOR this proposal

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting and any adjournment, postponement or continuation of the special meeting.

     Please check box if you plan to attend the meeting. ☐

Detach above card, sign, date and mail in postage paid envelope provided.
NSD BANCORP, INC.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each proposal.

This proxy must be dated, signed by the shareholder(s) and returned promptly to the Corporation in the enclosed envelope. When shares are held by joint tenants, the vote of either joint tenant will count as a vote of all shares. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.